                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                        ------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                                March 22, 2001
                                --------------

                        ------------------------------

                                H.D. VEST, INC.

              (Exact name of registrant as specified in charter)



                                     Texas
                                     -----
        (State or other Jurisdiction of Incorporation or Organization)


               0-19614                                   75-2154244
               -------                                   ----------
      (Commission File Number)               (IRS Employer Identification No.)


     6333 North State Highway 161
            Fourth Floor
            Irving, Texas                                   75038
            -------------                                   -----
(Address of Principal Executive  Offices)                (Zip Code)



                                (972) 870-6000
                                --------------
                            (Registrant's telephone
                         number, including area code)


                                   No Change
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.

     H.D. Vest, Inc., a Texas corporation (the "Company"), Starlite Merger Co., a Texas corporation, ("Merger Sub"), and Wells Fargo & Company, a Delaware corporation ("Acquiror"), have entered into an Agreement and Plan of Merger, dated as of March 22, 2001 (the "Merger Agreement").

     Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company with the Company as the surviving corporation (the "Merger") and (i) each share of the Company's common stock, par value $0.05 per share ("Common Stock"), issued and outstanding immediately prior to the time of consummation of the Merger (the "Effective Time") will be converted into the right to receive $21.03 in cash, (ii) each share of the Company's Series A Preferred Stock, par value $6.00 per share ("Preferred Stock"), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $21.03 in cash, and (iii) each option to purchase Common Stock (each, an "Option") outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall become fully vested and exercisable immediately prior to the Effective Time, and shall automatically be converted into the right to receive the amount of cash equal to the number of shares of Common Stock subject to such Option multiplied by the excess of (i) the consideration payable in respect of such share of Common Stock minus (ii) the exercise price payable in respect of a share of Common Stock under such Option.

     Those holders of Common Stock and Preferred Stock that choose to exercise their dissenters' rights pursuant to the Texas Business Corporation Act (the "TBCA") shall be paid the "fair value" of their shares, as determined in accordance with the TBCA. The automatic conversion of the Options will require the consent of the holders of outstanding Options.

     The transactions contemplated by the Merger Agreement are subject to certain conditions, including, without limitation, the approval by the common shareholders and preferred shareholders of the Company. The Company anticipates that the Merger will be consummated in the second quarter of 2001.

     In conjunction with the Merger Agreement, Acquiror and the Company's majority shareholder, Herb D. Vest, have entered into a lockup agreement (the "Lockup Agreement"). Pursuant to the Lockup Agreement, Mr. Vest has agreed that at the meeting of the Company's shareholders to consider and vote on the Merger Agreement, he will vote in favor of the Merger Agreement all shares of capital stock owned by him on the record date for such meeting.

     A copy of the press release issued by Acquiror announcing the events described herein is filed as an exhibit to this Form 8-K.

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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

99.1           Press Release, dated March 23, 2001.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    H.D. VEST, INC.



Date:  March 23, 2001               By: /s/ W. Ted Sinclair
                                        ---------------------------------------
                                        W. Ted Sinclair, Vice President and
                                        Chief Financial Officer